SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)______September 30, 2003_____________

 _____Corning Natural Gas Corporation______________________________________________

(Exact name of registrant as specified in its charter)

_____New York_____________________0-643_______________16-0397420______________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number	Identification No.)

 _____330 W William Street, PO Box 58, Corning, NY 14830_____________________________

(Address of principal executive offices)

_____(607)936-3755____________________________________________________________

(Registrants telephone number, including area code)

 _____________________________________________________________________________

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On September 15, 2003 the Company completed the sale of the assets of Corning Natural Gas Appliance Corp. The sale was accomplished through a combination of cash and notes receivable as follows:

Cash at closing	$1,000,000
5 year note receivable	600,000
3 year note receivable based upon gross revenues	240,000
Total sales price	1,840,000

The 5 year note receivable is payable monthly.

The 3 year note receivable is payable at $80,000 per year if the company attains a specific level of gross revenues each year being independent of the others.

The purchasing company will be leasing certain facilities at two of the existing locations for approximately $54,000 annually.

The following summarized unaudited pro forma financial information; assumes the disposition had occurred on October 1 of each period.

	12 Months ended	9 Months ended
	September 30, 2002	June 30, 2003
_________________________________________________________________________
Total Revenues	$21,551,339	$22,105,649
Net Earnings	397,830	376,841
Basic earnings per common share	0.86	0.79

The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not necessarily represent results which would have occurred if the disposition had taken place on the basis assumed above, nor are they indicative of the results of future operations.

SIGNATURES:

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORNING NATURAL GAS CORPORATION
---------------------------------------------------------
(Registrant)

Date: September 30, 2003	/s/ Kenneth J. Robinson
Kenneth J. Robinson, Executive Vice President

Date: September 30, 2003	/s/ Thomas K. Barry
Thomas K. Barry, Chairman of the Board,
President and Chief Executive Officer